UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2021

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4747 Bethesda Avenue, Suite 1300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Host Hotels & Resorts, Inc.	Common Stock, $.01 par value	HST	The Nasdaq Stock Market LLC
Host Hotels & Resorts, L.P.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

See discussion of the amendment to the bank credit facility set forth below in Item 2.03, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Host Hotels & Resorts, Inc. (“Host Inc.”) and Host Hotels & Resorts, L.P. (“Host LP”), for whom Host Inc. acts as sole general partner, are reporting that on February 9, 2021 (the “Effective Date”), Host LP entered into a second amendment (the “Amendment”) to its existing senior unsecured bank credit facility dated as of August 1, 2019 (as amended by the first amendment dated as of June 26, 2020, the “Credit Agreement”) with Bank of America, N.A., as administrative agent and certain other agents and lenders, which provides for (1) a $1,500,000,000 revolving credit facility with a scheduled maturity date of January 11, 2024 (subject to two six-month extension options) (the “Revolver”), (2) a $500,000,000 term loan facility with a scheduled maturity date of January 11, 2024 (subject to a one year extension option) (the “Term A-1 Facility”) and (3) a $500,000,000 term loan facility with a scheduled maturity date of January 9, 2025 (the “Term A-2 Facility,” and together with the Term A-1 Facility, the “Term Facilities”).

The Amendment extends the suspension period for the testing of all financial maintenance covenants under the Credit Agreement by three quarters until the required financial statement reporting date for the second quarter of 2022 (such period, the “Covenant Relief Period”). The financial maintenance covenants that were in effect prior to the Covenant Relief Period are reinstated commencing with the quarter ending June 30, 2022, but with the following modifications: (1) the only financial covenant required to be satisfied for the second quarter of 2022 is a minimum ratio of adjusted consolidated EBITDA to consolidated fixed charges (the “Fixed Charge Coverage Ratio”) of 1.00:1.00; (2) all financial covenants are required to be satisfied starting with the third quarter of 2022 but the maximum permitted ratio of consolidated total debt to consolidated EBITDA (the “Leverage Ratio”) for the five quarters occurring after the Covenant Relief Period is set at 8.50:1.00 for the first and second such quarters, 8.00:1.00 for the third and fourth such quarters and 7.50:1.00 for the fifth such quarter prior to returning to the level of 7.25:1.00 that was required prior to the Covenant Relief Period; and (3) in calculating the foregoing financial covenants, an annualization methodology is applied to determine consolidated EBITDA for the final quarter occurring during the Covenant Relief Period and the first two quarters occurring after the Covenant Relief Period. The Amendment permits Host LP to terminate the Covenant Relief Period at any time, subject to demonstrating satisfaction of the Fixed Charge Coverage Ratio covenant described above that would otherwise apply for the quarter ending June 30, 2022.

The Amendment also provides for, among other things:

•

an increase in the minimum liquidity level that Host LP and its subsidiaries are required to maintain as of the end of each calendar month until the end of the Covenant Relief Period from $300,000,000 to $400,000,000 (subject to potential increase in the case of any future acquisitions of hotel properties with negative cash flow);

•

a continuation of the requirement during the Covenant Relief Period to apply the net cash proceeds in excess of $350,000,000 in the aggregate from asset sales and debt issuances as a mandatory prepayment of amounts outstanding under the Credit Agreement (which amount has been exceeded as of the date hereof), but with certain modifications that provide increased flexibility for Host LP to retain net cash proceeds, including (1) the ability to retain up to $500,000,000 of the net cash proceeds from asset sales for reinvestment in the acquisition of assets unencumbered by debt and (2) an increase from $350,000,000 to $750,000,000 in the amount of net cash proceeds that are required to be applied first to outstanding amounts under the Revolver (without a reduction in the revolving commitments) prior to any application to a prepayment of the Term Facilities;

•

during the Covenant Relief Period, a continuation of additional limitations imposed by the first amendment on the ability to, with certain exceptions, make acquisitions, dividends, distributions and stock repurchases or redemptions, but with certain modifications, including (1) in the case of acquisitions, the ability to fund up to $500,000,000 of acquisitions with the proceeds of asset sales, which amount supplements the acquisition capacity that was previously permitted through the use of certain existing and internally generated cash balances in an amount up to $1,500,000,000 (subject to meeting certain minimum liquidity levels on a pro forma basis, which liquidity levels increase with the amount of acquisitions up to a maximum requirement of $600,000,000) and (2) in the event that Host Inc. or Host LP issues certain preferred equity in the future, the ability to make cash dividends in respect thereof in an amount of up to $50,000,000 per fiscal year;

•	a continuation of the limitations on the ability to make stock repurchases or redemptions following the Covenant Relief Period if the Leverage Ratio exceeds 7.25:1.00, subject to certain exceptions;
•

an extension of the period during which limitations on return on investment capital expenditures apply from June 30, 2021 until March 31, 2022 with the amount increased from $500,000,000 to $950,000,000; and

•	no changes to the interest rate pricing grid in connection with the Amendment.

The foregoing does not purport to be a complete description of the terms of the Amendment and such description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Existing Relationships with the Lenders

Host LP has ongoing relationships with many of the lenders that are parties to the Credit Agreement for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services, including the provision of cash management services. Host LP has also previously entered into interest rate swap agreements and other hedging arrangements with certain lenders. Affiliates of certain of the lenders have also acted as underwriters for issuances of Host LP’s senior notes, as well as sales agents for issuances of equity securities of Host Inc. The Bank of New York Mellon also acts as trustee for our senior notes.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on February 10, 2021 to announce the Amendment discussed above is furnished as Exhibit 99.1 to this Current Report.

The information contained in this Current Report under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1

Second Amendment to Fifth Amended and Restated Credit Agreement, dated as of February 9, 2021, among Host Hotels & Resorts, L.P., Bank of America, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release dated February 10, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: February 10, 2021	By:	/S/ Joseph C. Ottinger
	Name:	Joseph C. Ottinger
	Title:	Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOST HOTELS & RESORTS, L.P. By: HOST HOTELS & RESORTS, INC. its General Partner

Date: February 10, 2021	By:	/S/ Joseph C. Ottinger
	Name:	Joseph C. Ottinger
	Title:	Senior Vice President and Corporate Controller